This AGREEMENT (this  "Agreement"),  dated as of December 28, 2007, is made and entered into by and among THORNWOOD ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser"), and FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST, a Delaware statutory trust (the "Seller"). Capitalized terms not otherwise defined herein shall have the meanings set forth in Article V of the Stock Option Agreement, dated as of the date hereof (the "Option Agreement"), by and among the Purchaser, the Seller and Federal-Mogul Corporation (the "Company").

     WHEREAS, the Purchaser, the Seller and the Company are parties to the Option Agreement; and

     WHEREAS, the Purchaser and the Seller desire to supplement and modify their rights and obligations under the Option Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     The terms of the Option Agreement are hereby amended as follows:

     1. In the event that the Purchaser shall exercise the Initial Option, the Pledged Stock Option and/or the Returned Shares Option, the Seller shall, upon the request of the Purchaser:

          (a) contribute the Initial Shares, the Pledged Stock and/or the Returned Shares, as the case may be (pursuant to a contribution agreement substantially in the form attached hereto as Exhibit A), to one or more (as designated by the Purchaser) newly formed Delaware limited liability companies, each of which shall be wholly owned by the Seller and formed pursuant to formation documents substantially in the form attached hereto as Exhibit B (each a "Seller LLC"); and

          (b) immediately following each such contribution, assign, transfer and convey (pursuant to an assignment agreement substantially in the form attached hereto as Exhibit C) to a limited liability company the managing member of which is the Purchaser or to another affiliate of the Purchaser (the "Purchaser LLC") all of the Seller's right, title and interest in and to the entire membership interest in each such Seller LLC.

     2. All of the terms (including, without limitation, the purchase prices described in Section 1.04 of the Option Agreement) and closing mechanics (including, without limitation, the provisions of Section 1.05 of the Option Agreement) with respect to the exercise of the Initial Option, the Pledged Stock Option and/or the Returned Shares Option and the other transactions contemplated by the Option Agreement shall be as set forth in the Option Agreement, except that (at the option of the Purchaser):

          (a) all deliveries of the Initial Shares, the Pledged Stock and/or the Returned Shares shall be made in accordance with the contribution and transfer provisions described in Section 1 above;

          (b) the Note shall be issued by the Purchaser LLC and guaranteed by the Purchaser, but shall otherwise be in the form attached to the Option Agreement as Exhibit A;

          (c) the Loan, if made, will be provided by the Purchaser LLC but shall otherwise be in the form attached to the Option Agreement as Exhibit B;

          (d) following the formation of the Purchaser LLC, each of the representations made by the Purchaser in Article III of the Option Agreement shall be deemed to be made by the Purchaser LLC (in addition to the Purchaser) in favor of the Seller and the Seller LLC; and

          (e) following the formation of the Seller LLC, each of the representations made by the Seller in Article II of the Option Agreement shall be deemed to be made by the Seller LLC (in addition to the Seller) in favor of the Purchaser and the Purchaser LLC.

     3. The Purchaser hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, and the performance by, the Purchaser LLC of all of its obligations under this Agreement, the Option Agreement and the Note. This guarantee shall remain in full force and effect until all obligations of the Purchaser LLC hereunder, under the Option Agreement and under the Note have been paid in full or performed. The Purchaser indemnifies and holds the Seller harmless from any adverse tax or other economic consequences arising from the additional transactions required of the Seller pursuant to this Agreement.

     4. If the Purchaser or the Purchaser LLC shall elect, within ten (10) business days following the Effective Date (as such term is defined in the Plan), to make a loan to the Seller in the principal amount of $125 million and otherwise on the terms set forth in the form of loan and security agreement attached hereto as Exhibit D and the promissory note attached hereto as Exhibit E (the "Bridge Loan"):

          (a) the Seller shall, immediately following its receipt of the Bridge Loan from the Purchaser or the Purchaser LLC, deliver all of the proceeds of the Bridge Loan to the Company in discharge and complete satisfaction of the $125 Million Note;

          (b) the Seller shall, immediately following the Company's release of its security interest in the Pledged Stock, hold the certificates evidencing the shares of Pledged Stock, together with all cash, shares or other property received by the Seller in respect thereof, subject to the exercise of the Pledged Stock Option by the Purchaser or the Purchaser LLC, and the Seller shall not loan, pledge, hypothecate, sell or otherwise transfer, or permit the loan, pledge, hypothecation, sale or transfer of, the Pledged Stock;

          (c) in the event that the Pledged Stock Option is exercised by the Purchaser or the Purchaser LLC within the time specified in the Option Agreement, the Seller will immediately deliver the Pledged Stock to the Purchaser or the Purchaser LLC (as designated by the Purchaser) in discharge and complete satisfaction of the Bridge Loan and the Pledged Stock Option; and

          (d) in the event that the Pledged Stock Option is not exercised by the Purchaser or the Purchaser LLC within the time specified in the Option Agreement, the Seller will, no later than sixty (60) days following the Effective Date (as such term is defined in the Plan), either (at the option of the Seller) (i) pay to the Purchaser or the Purchaser LLC (as designated by the Purchaser) $125 million in immediately available funds in discharge and complete satisfaction of the Bridge Loan or (ii) deliver the Pledged Stock to the Purchaser or the Purchaser LLC (as designated by the Purchaser), and the Purchaser and/or the Purchaser LLC shall accept the Pledged Stock in discharge and complete satisfaction of the Bridge Loan and the Seller shall have no further obligations with respect thereto.

     5. Except as supplemented and modified by this Agreement, all of the provisions of the Option Agreement shall remain in full force and effect, except that references to the Purchaser shall be deemed to be references to the Purchaser LLC where applicable.

     6. Nothing herein shall be deemed, construed or interpreted in a manner inconsistent with the provisions of the Plan (including, without limitation, sections 8.3.5 and 8.3.6 thereof).

     7. The Purchaser hereby undertakes to promptly reimburse the Seller for all reasonable documented incidental expenses incurred by the Seller in complying with the terms of this Agreement (e.g., filing fees incurred in connection with the formation of each Seller LLC), but excluding attorneys fees.

     8. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                               Purchaser:

                                               THORNWOOD ASSOCIATES LIMITED
                                               PARTNERSHIP
                                               By: Barberry Corp.,
                                                   its general partner


                                                By: ____________________________
                                                    Name: Edward E. Mattner
                                                    Title: Authorized Signatory


                                               Seller:
                                               FEDERAL-MOGUL ASBESTOS PERSONAL
                                               INJURY TRUST


                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee

                                    EXHIBIT A
                         Form of Contribution Agreement
                         ------------------------------


                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the __th day of ____________, 2008 by and among FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST (the "Trust"), and [TRUST LLC] (the "LLC").

     WHEREAS, the Trust is the sole member of the LLC; and

     WHEREAS, the Trust seeks to make a capital contribution to the LLC in the form of the [Initial Shares, the Pledged Stock and/or the Returned Shares] (as such term is defined in the Stock Option Agreement, dated as of December 28, 2007, by and among the Trust, Thornwood Associates Limited Partnership and Federal-Mogul Corporation) (the "Shares"), and the LLC desires to accept the contribution.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     1. On the date hereof, the Trust shall and hereby does make a capital contribution to the LLC in the form of the Shares, and the LLC shall and hereby does accept the contribution.

     2. Each party to this Agreement shall use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.


                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                               TRUST:

                                               FEDERAL-MOGUL ASBESTOS PERSONAL
                                               INJURY TRUST



                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee



                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee



                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee


                                               LLC:

                                               [TRUST LLC]
                                               By: Federal-Mogul Asbestos
                                                   Personal Injury Trust
                                               Its: Sole Member



                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee



                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee



                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee

                                    EXHIBIT B
                         Form of LLC Formation Documents
                         -------------------------------


                            CERTIFICATE OF FORMATION
                                       OF
                                   [TRUST LLC]
                                  * * * * * * *

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

FIRST: The name of the limited liability company is [TRUST LLC] (hereinafter called the "LLC").

SECOND: The address of the registered office and the name and the address of the registered agent of the LLC required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.


Executed on ______________, 2008



                                               By:  ____________________________
                                                    [_________________],
                                                    Authorized Person

                               OPERATING AGREEMENT
                                       OF
                                   [TRUST LLC]
                                      *****

     This Operating Agreement is made on the date set forth below by the undersigned Member pursuant to and in accordance with the Delaware Limited Liability Company Act (the "Act").

1. Formation; Name.The limited liability company (the "Company") was formed on ________,2008 upon the filing of the certificate of limited liability company in the office of the Secretary of State of the State of Delaware in accordance with the Act. The name of the Company is "[TRUST LLC]" and all business shall be conducted under that name.

2. Purpose. The purpose for which the Company has been formed is to engage in any lawful act or activity which the Member may from time to time determine.

3. Registered Office and Registered Agent. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the registered agent for service of process on the Company in the State of Delaware is the Corporation Service Company at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. Admission. Upon execution and delivery of this Operating Agreement, Federal-Mogul Asbestos Personal Injury Trust is admitted as initial Member (the "Member") of the Company. The Member shall not be required to make any capital contribution to the Company but may make capital contributions from time to time.

5. Resignation of the Member. The Member may resign from the Company at any time.

6. Management of the Company. The business and affairs of the Company shall be conducted by the Member.

7. Membership Interest. The Member shall have 100% ownership interest in the Company.

8. Assignment of Interest. The Member may assign all or any portion of its Membership interest in the Company to any person ("Assignee"). Each Assignee shall become Member of the Company upon the occurrence of such assignment and shall have all of the rights and powers and shall be subject to all of the duties and obligations of Member from and after the time of such assignment.

9. Title to Property. Title to any property (whether real, personal or mixed) owned by or leased to the Company shall be held in the name of the Company, or in the name of any nominee the Member may in its discretion designate.

10. Profits and Losses. All profits and losses of the Company shall be allocated to the Member. The Member shall not be liable for any debts or losses of the Company beyond the aggregate amount of its capital contribution, except as otherwise required by law.

11. Distributions.At such times as determined by the Member,the Member shall cause the Company to distribute to the Member any cash or property held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. The Member shall be liable to the Company for distributions made pursuant to this Section 11 only to the extent now or hereafter provided by the Act.

12. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the occurrence of an event of dissolution of the Company under the Act.

13.     Amendment. This Operating Agreement may be amended only in writing.

14. Application of Delaware Law.This Operating Agreement and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

15.     Taxable Year.The taxable year of the Company shall be the calendar year.

16. No Third Party Beneficiaries. No person, other than the Member, shall have any rights hereunder.

17. Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.


     IN WITNESS WHEREOF, the undersigned has caused the execution of this Operating Agreement of as of this ____st day of ___________, 2008.


                                               FEDERAL-MOGUL ASBESTOS PERSONAL
                                               INJURY TRUST


                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee

                                    EXHIBIT C
                          Form of Assignment Agreement
                          ----------------------------


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Assignment and Assumption Agreement, dated as of _________, 2008, among FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST (the "Assignor"), [PURCHASER LLC] (the "Assignee"), and [TRUST LLC] (the "LLC").

     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     1. The Assignor, being the sole member of the LLC, hereby transfers and conveys to the Assignee (i) the entire membership interest in the LLC, free and clear of all liens and encumbrances (the "Membership Interest"), and (ii) all of its right, title and interest in, to and under the operating agreement of the LLC (the "Operating Agreement").

     2 The Assignee hereby accepts the Membership Interest and all of the Assignor's right, title and interest in, to and under the Operating Agreement as contemplated above.

     3. As a result of the foregoing, the Assignee is the sole owner of the Membership Interest and is hereby admitted as the sole member of the LLC, having all of the rights, powers and interest formerly owned by the Assignor.


     IN WITNESS WHEREOF, the parties have executed this document as of the date first written above.

                                               Assignee:

                                               THORNWOOD ASSOCIATES LIMITED
                                                 PARTNERSHIP
                                               By: Barberry Corp., its general
                                                   partner


                                               By: _____________________________
                                                   Name: Edward E. Mattner
                                                   Title: Authorized Signatory

                                               Assignor:

                                               FEDERAL-MOGUL ASBESTOS PERSONAL
                                               INJURY TRUST


                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee


                                               LLC:

                                               [TRUST LLC]
                                               By:  Federal-Mogul Asbestos
                                                    Personal Injury Trust
                                               Its: Sole Member


                                               By:______________________________
                                                  Name: Edward D. Robertson, Jr.
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Stephen M. Snyder
                                                  Title: Trustee


                                               By:______________________________
                                                  Name: Kirk Watson
                                                  Title: Trustee

                                    EXHIBIT D
               Form of Loan and Security Agreement for Bridge Loan
               ---------------------------------------------------


                       LOAN, SECURITY AND PLEDGE AGREEMENT

     THIS LOAN, SECURITY AND PLEDGE AGREEMENT ("Agreement") is made, executed, delivered and entered into as of [INSERT DATE], by and between the FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST, a Delaware statutory trust ("Borrower") and THORNWOOD ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership or its designee ("Lender").

                              Preliminary Statement
                              ---------------------

     WHEREAS, on December 27, 2007 (the "Effective Date"), the Fourth Amended Joint Plan of Reorganization for Federal-Mogul Corporation, a Michigan corporation and predecessor-by-merger to Federal-Mogul ("FMO"), and certain of its United States and United Kingdom affiliates (the "Plan") became effective in accordance with the terms of the Plan;

     WHEREAS, Section 4 of the Supplemental Agreement provides that Lender may elect, within ten (10) business days following the Effective Date, to make a loan to Borrower in the principal amount of $125,000,000;

     WHEREAS, Borrower and Lender have entered into this Agreement and the other Loan Documents (as hereinafter defined) to evidence and set forth the terms and conditions of the loan that Lender is making available to Borrower, for the sum of One Hundred Twenty-Five Million Dollars ($125,000,000.00) in accordance with the term loan facility provided in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1
                               CERTAIN DEFINITIONS

     Capitalized terms used in this Agreement or in any Loan Document shall have the meanings set forth in this Section 1. To the extent required by the context in which any defined term is used, the definitions include the singular and plural forms of the terms defined. Any defined term that relates to a document, instrument or agreement shall include within its definition any amendments, addenda, modifications, supplements, renewals, restatements, extensions, or substitutions that may be hereafter executed in accordance with the terms hereof. Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.

     1.1 Defined Terms

          "Agreement" shall have the meaning set forth in the first paragraph hereof.

          "Applicable Law" means in respect of any Person, all provisions of constitutions, statutes, rules, ordinances, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.

          "Business Day" means each day that is not a Saturday or Sunday or a legal holiday under the laws of the State of New York.

          "Class B Stock" means Class B common stock issued by Federal-Mogul.

          "Closing Date" means [INSERT DATE], which is the effective date of this Agreement.

          "Code" means the Uniform Commercial Code as adopted and in effect in the State of Delaware.

          "Collateral" means (a) 6,958,333 shares of Class B Stock (the "Pledged Class B Stock"); and (b) all proceeds (as defined in the Code) of the
     Pledged Class B Stock (including, without limitation, any and all dividends, distributions or payments of cash, stock, property or rights that Borrower receives in respect of its Pledged Class B Stock).

          "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors or insolvent Persons from time to time in effect and generally affecting the rights of creditors.

          "Default" means an event or condition the occurrence of which immediately is, or with the lapse of time or the giving or notice or both would become, an Event of Default.

          "Event of Default" shall have the meaning set forth in Section 7 of this Agreement.

          "Exhibits" refers to all of the exhibits attached to this Agreement or any Loan Document.

          "Final Maturity Date" means the earliest of (i) the date that is sixty
     (60) calendar days following the Effective Date, (ii) the date that the Lender exercises the Pledged Stock Option (as defined in the Option Agreement) or (iii) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, pursuant to this Agreement or any Loan Document.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

          "Governmental Authority" means any federal, state, county, municipal or other governmental or quasi-governmental department, commission, board, bureau, authority, court, agency, or instrumentality having jurisdiction over Borrower or the Collateral.

          "Lien" means a security interest, or mortgage or collaterally assigned interest or pledge, or any interest in tangible or intangible property securing an obligation owed to, or claimed by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

          "Loan" means the interest-free term loan facility provided for in this Agreement in the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00).

          "Loan Documents" means, collectively, this Agreement, the Note, the financing statements as provided under the Code, and any other documents, agreements and instruments relating to the Loan.

          "Loan Term" means the period from the Closing Date until the Final Maturity Date.

          "Material Adverse Effect" means, an outcome that comprises: (a) a material adverse change to Borrower taken as a whole, or (b) the material impairment of the rights and remedies of Lender under any of the Loan Documents, including without limitation Lender's ability to enforce the Obligations or realize upon any material portion of the Collateral, or (c) a determination by a Governmental Authority, that is final and nonappealable, of any illegality, invalidity, or unenforceability of this Agreement or any of the Loan Documents, including without limitation the validity, perfection, or priority of any Lien in favor of Lender in respect of the Collateral.

          "Note" means a secured promissory note of Borrower payable to Lender in the initial principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) evidencing the Loan (and any promissory note of Borrower issued in addition thereto or in substitution therefor that evidences the
     Loan) dated the Closing Date that is executed and delivered by Borrower to Lender in substantially the form attached hereto as Exhibit B.

          "Obligations" means all principal due or becoming due to Lender in respect of the Loan.

          "Option Agreement" means that certain Stock Option Agreement, dated as of [insert Effective Date], between Lender, Borrower and FMO.

          "Organizational Documents" shall have the meaning set forth in Section
     5.2 of this Agreement.

          "Person" means an individual, partnership, corporation, joint venture, limited liability company, trust, trustee, association, joint stock company, estate, unincorporated organization, real estate investment trust, syndication, other entity, or a government or agency or political subdivision thereof.

          "Pledged Class B Stock" has the meaning specified in the definition of "Collateral" set forth herein.

          "Schedules" refers to any schedules attached to this Agreement or any Loan Document.

          "Supplemental Agreement" means that certain Agreement supplementing and modifying the Option Agreement, dated as of December 28, 2007, between Lender and Borrower.

                                    SECTION 2
                                    THE LOAN

          2.1 Extension of the Loan.

          (a) On the Closing Date, subject to the terms and conditions set forth herein, Lender agrees to make the Loan to Borrower.

          (b) On the Closing Date, Borrower shall authorize, execute and deliver to Lender the Note, which shall evidence the Loan.

          2.2 Repayment. The entire Loan shall be payable in full on or prior to the Final Maturity Date as follows:

          (i) in the event that the Pledged Stock Option (as such term is defined in the Option Agreement) is exercised by the Lender or its designee on or prior to the Final Maturity Date, the Borrower will immediately deliver the Pledged Stock (as such term is defined in the Option Agreement) to the Lender or its designee in discharge and complete satisfaction of the Loan; and

          (ii) in the event that the Pledged Stock Option (as such term is defined in the Option Agreement) is not exercised by the Lender or its designee on or prior to the Final Maturity Date, the Borrower will, on the Final Maturity Date, either (at the option of the Borrower) (1) repay the entire Loan to the Lender or its designee, in immediately available funds, or (2) deliver the Pledged Stock (as such term is defined in the Option Agreement) to the Lender or its designee in discharge and complete satisfaction of the Loan.

          2.3 Accountings. Lender is hereby authorized to record in its manual or data processing records the date and gross amount of the Loan made in favor of Borrower and payments and transfers in respect of the Loan; provided, that the failure to make any such record entry with respect to the Loan or payment or source of payment shall not limit or otherwise affect Borrower's Obligations under the Loan Documents.

                                    SECTION 3
                                   COLLATERAL

     3.1 Grant of Security Interest. To secure the prompt and complete payment and performance by Borrower of all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms the granting to Lender of, a continuing first priority security interest in and to the Collateral, whether now owned or existing or hereafter acquired, reacquired or arising, and regardless of where located. Borrower acknowledges and confirms that Lender has been granted and continues to hold, a continuing security interest and Lien in, to and upon, and right of set-off with respect to, the Collateral.

     3.2 Financing Statements. Borrower hereby authorizes Lender or Lender's designees to file with the appropriate state authorities financing statements (including amendments and continuation statements) provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender's security interest in the Collateral. At any time and from time to time, upon request by Lender, Borrower shall duly execute, acknowledge, and deliver to Lender any assignment, financing statement, instrument, document or other agreement, and take any other action that Lender may reasonably request, to create, preserve, continue, perfect or ratify the security granted in this Agreement, or that Lender may deem reasonably necessary to protect, exercise or enforce its rights with respect to the Collateral, or that may otherwise be necessary to effect for Lender the benefit of the security intended to be granted herein. All documents to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.

     3.3 Stock Certificates. Borrower shall deliver, upon the execution of this Agreement, certificate(s) representing the shares of Pledged Class B Stock together with appropriate stock powers duly executed in blank, to be held by Lender, in pledge, subject to the terms hereof. Simultaneously with the delivery of the shares of Pledged Class B Stock pursuant to this Agreement, the Lender shall direct FMO to record the pledge and transfer of the shares of Pledged Class B Stock to the Lender on FMO's corporate records and the Borrower shall execute any documents and take any action necessary or advisable to effectuate such transfer. Lender shall be entitled to receive and hold in pledge hereunder in connection with any of the shares of Pledged Class B Stock, any: (i) stock certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, or sale of assets, combination of shares or stock splits; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the shares of Pledged Class B Stock, or otherwise; and (iii) after the occurrence of and continuation of any Event of Default, any dividend or distribution payable in cash or property on the shares of Pledged Class B Stock.

     3.4 Security Agreement. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein or in any Loan Document, or (b) by law, or (c) as to such part of the Collateral that is also reflected in any filed assignment or financing statement, by the specific provisions of the Code or other Applicable Law now or hereafter enacted, all at Lender's sole election, as may be exercised on one or more occasions.

     3.5 Proxy. Borrower shall, concurrently with the execution hereof (and upon its subsequent acquisition of any additional shares), execute and deliver to Lender a proxy in the form of Exhibit A hereto designating Lender as the proxy and attorney-in-fact with full authority to vote all shares of Pledged Class B Stock owned beneficially or of record by Borrower at any annual or special meeting of the stockholders of Federal-Mogul in accordance with the terms of said proxy upon occurrence of and continuation of an Event of Default. Provided that an Event of Default shall not have occurred and be continuing, Borrower shall have the right to vote all shares of Pledged Class B Stock owned beneficially or of record by Borrower, unless an Event of Default would occur as a result of such vote.

     3.6 Release of Collateral. Upon satisfaction in full of the Obligations, the Collateral that is not transferred to Lender in accordance with Section 2.2 hereof shall be released, and Lender, at Lender's cost and expense, shall take such actions and execute and deliver such releases or other documents as Borrower shall reasonably request to effect such release.

                                    SECTION 4
                   CONDITIONS PRECEDENT TO CLOSING AND FUNDING

     The obligation of Lender to fund the Loan shall be subject to the satisfaction of each of the following conditions precedent (or waiver by Lender in its sole discretion), in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

     4.1 Closing Deliveries. Borrower shall have delivered the duly executed Loan Documents to Lender and the Loan Documents shall be in full force and effect unless otherwise agreed in writing by Lender.

     4.2 Security Interest. Lender shall have received satisfactory evidence that the security interest and Lien granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute a first priority perfected Lien on the Collateral.

     4.3 Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

                                    SECTION 5
                     GENERAL REPRESENTATIONS AND WARRANTIES

     As a material inducement to Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows, which representations and warranties, as may be updated, supplemented, modified and recertified by Borrower in writing, shall remain true throughout the Loan Term:

     5.1 Formation, Existence, Qualification and Compliance.

          (a) Borrower is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.
     Borrower's principal place of business and chief executive office is located at 1220 19th Street, NW, Suite 700, Washington, DC 20036.

          (b) Borrower has all requisite power and authority to conduct its businesses and own its assets, and to perform the Obligations under the Loan Documents.

     5.2 Authorization, Execution and Enforceability.

          (a) Execution and Performance. The Loan Documents have been duly authorized by all necessary action, duly executed and delivered, and constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower has and will continue to have during the Loan Term all requisite power and authority to perform its obligations under the Loan Documents.

          (b) Other Agreements. The execution, delivery, performance under, and compliance with the terms and provisions of the Loan Documents will not (i) require any consent or approval not heretofore obtained of any Person having an interest in, or jurisdiction or control over Borrower, (ii) violate any provisions of, or require any consent or approval not heretofore obtained under, the trust agreement or other governing document applicable to Borrower (collectively, "Organizational Documents"), (iii) result in the creation or imposition of any Lien, claim, charge or other rights in others or restrictions (other than as provided in the Loan Documents), that could or would cause a Material Adverse Effect to occur with respect to Borrower or its ability to perform its obligations (including without limitation the Obligations), (iv) violate any law, writ, order, regulation, injunction, decree, determination or award that would or could cause a Material Adverse Effect to occur with respect to Borrower or its ability to perform its obligations (including without limitation the Obligations), or (v) conflict or be inconsistent with, or result in any breach or default under, or permit acceleration or cancellation of, any contract, agreement, lease, or commitment to which Borrower is a party or is bound.

          (c) Approvals. There is no approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any Governmental Authority or other Person required to permit Borrower to borrow the Loan that has not been obtained and fully issued in connection with the execution, delivery and performance by Borrower of any of the Loan Documents or the enforcement by Lender of any of the Loan Documents.

     5.3 Tax Identification. Borrower's federal taxpayer's identification number is 26-1540946.

     5.4 Use of Proceeds/Margin Stock. No portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. Borrower is not, and is not required to register as, an investment company as defined by the Investment Company Act of 1940, as amended.

     5.5 Representations as to the Collateral Title. Borrower has good and marketable title to the Collateral free and clear of all Liens other than the Lien granted hereunder.

     5.6 Perfection of Security Interest. (a) The execution and delivery of this Agreement and the other Loan Documents and (b)(i) the filing or recording of Code financing statements in the office of the Secretary of State of Delaware or
(ii) the taking possession by Lender of the certificates representing the Collateral will create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral to the extent such security interest may be perfected under the Code. The Collateral secures and shall secure the full payment and performance of the Obligations under this Agreement.

     5.7 Full Disclosure. No representation or statement made by Borrower in any Loan Document contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein in light of the circumstance in which they were made not misleading.

                                    SECTION 6
                                    COVENANTS

     So long as any portion of the Obligations under the Loan Documents remains unpaid, Borrower covenants and agrees as follows:

     6.1 Payment of Indebtedness and Performance of Obligations. Borrower shall pay the Loan (or permit the transfer of the Collateral in accordance with Section 2.2 hereof) and promptly perform all of its Obligations hereunder and under the Loan Documents. Borrower will do all things reasonably necessary that are not prohibited by law or its governing documents to ensure that the representations and warranties set forth herein or in any Loan Document remain true and correct, and to prevent the occurrence of any Event of Default.

     6.2 Notice of Default or Event of Default. Immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, Borrower shall furnish to Lender a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

     6.3 Compliance with Laws. Borrower shall comply with, conform to and obey all Applicable Laws and each indenture, order, instrument, agreement or document to which Borrower is a party or by which Borrower is bound.

     6.4 Maintenance of Existence, Qualification and Assets. Borrower shall at all times (a) maintain its legal existence in current active status, (b) maintain its qualifications to transact business and good standing in the State of Delaware and in any jurisdiction where it conducts business, and (c) comply or cause compliance with all Applicable Laws except where the failure to comply would not result in a Material Adverse Effect.

     6.5 Further Assurances. Borrower will execute and deliver, or cause to be executed and delivered, such other security agreements, financing statements and assignments and such other agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations under the Loan Documents and to maintain a valid, enforceable and perfected first priority lien and security interest in the Collateral granted to lender to secure the Obligations under the Loan Documents.

     6.6 Collateral. Except where the proceeds of any sale of the Collateral will be applied to satisfaction of the Obligations (including a transfer of the Pledged Class B Stock to Lender in complete satisfaction of the Obligations), as provided for in the Plan (including the Pledged Stock Option (as defined in the Plan)), or as may otherwise be consented to by Lender, Borrower shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber all or any portion of the Collateral until the Obligations are repaid in full in cash or this Agreement is terminated.

                                    SECTION 7
                                EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following shall occur:

     7.1 Payments. Borrower shall fail to pay the principal of the Loan on or before the Final Maturity Date.

     7.2 Covenant Defaults. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents, and such failure shall continue for five (5) days after Lender delivers written notice thereof to Borrower; provided, however, if the failure is incapable of cure within such five (5) day period and Borrower shall be diligently pursuing a cure, such five (5) day cure period shall be extended by an additional period not to exceed five (5) days.

     7.3 Warranties or Representations. Any statement, representation or warranty made by or on behalf of Borrower in the Loan Documents, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect as of the date made or reaffirmed.

     7.4 Bankruptcy.

          (a) If (i) a petition under any Debtor Relief Law is filed by Borrower, (ii) Borrower consents to the entry of an order for relief against it in an involuntary case filed against Borrower, (iii) Borrower consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (iv) Borrower makes an assignment for the benefit of its creditors, or (v) Borrower admits in writing its inability to pay its debts as they become due.

          (b) If a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that (i) is of the relief against Borrower in any involuntary proceeding under a Debtor Relief Law, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower's properties, or (iii) orders the liquidation of Borrower, and, in each case, the order or decree is not dismissed within 60 days.

                                    SECTION 8
                                    REMEDIES

     8.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the absolute right to retain any original certificates representing the Pledged Class B Stock as the owner thereof. Immediately upon the occurrence of an Event of Default and without further notice, Lender or its nominee shall have, with respect to all shares of Pledged Class B Stock owned beneficially or of record by Borrower, all corporate rights, privileges, options or other rights pertaining thereto as the absolute owner thereof, including, without limitation, the right to vote such shares of Pledged Class B Stock at any annual or special meeting of the stockholders of Federal-Mogul and to give consents, waivers and ratifications with respect thereto, to sell, redeem or exchange any or all of such shares of Pledged Class B Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, pledge, or option pertaining to any of such Shares, and, in connection therewith, to deliver any of such shares of Pledged Class B Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     8.2 Waivers. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Borrower waives presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agrees that its liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.

     8.3 Limitation on Payments. Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation of Borrower to pay any amounts payable to Lender pursuant to Section 2.2 of this Agreement shall be required to be paid pursuant hereto only (i) by payment of the principal amount of the Note in cash or (ii) by the transfer of the Pledged Class B Stock in accordance with Sections 2.2 and 8.1 hereof. Borrower shall have no liability or responsibility for any diminution or loss of value of the Pledged Class B Stock and makes no representation or warranty with respect to the value thereof. The limitation on payment described in the immediately preceding sentence shall not limit Borrower's payment obligations in respect of any taxes, insurance, reasonable attorneys' fees and expenses and other fees or expenses incurred by Lender or advanced by Lender to or on behalf of Borrower or pursuant to any of the Loan Documents.

                                    SECTION 9
                            CERTAIN RIGHTS OF LENDER

     9.1 Protection of Collateral. Lender, at Lender's expense, may, at any time and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender's lien and security interest in the Collateral or to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's lien and security interest therein.

     9.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, Lender, at Lender's expense may, but shall not be obligated to, cause the performance of, such agreement.

     9.3 Lender Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Lender and Lender's successors and assigns.

     9.4 No Liability of Lender. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any Obligations, responsibilities or duties of Borrower arising in connection with any other business of Borrower or otherwise bind Lender to the performance of any Obligations with respect to the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement nor any action or actions on the part of Lender taken hereunder shall constitute an assumption by Lender of any Obligations of Borrower with respect to the Collateral or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of the Obligations thereunder or with respect thereto.

     9.5 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of the Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.

                                   SECTION 10
                                TERM OF AGREEMENT

     This Agreement shall continue in full force and effect and the Lien and the security interest granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full in cash or Lender has become the owner of the Pledged Class B Stock pursuant to Section 2.2 or Section 8.1. Upon the satisfaction of all of the Obligations in cash or after Lender has become the owner of all of the Pledged Class B Stock pursuant to Section 2.2 or Section 8.1, (a) this Agreement and the Loan Documents shall be terminated, and (b) the Lien securing the obligations set forth in this Agreement shall automatically terminate and be released, and Lender shall, if requested, execute and deliver any documents to effectuate such release. Borrower expressly agrees that if Borrower makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                                   SECTION 11
                                  MISCELLANEOUS

     11.1 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth in
Schedule 1 and may be personally served, telecopied or sent by overnight courier, next business day delivery guaranteed, or by U.S. Certified or Registered Mail, Return Receipt Requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (eastern time) on a Business Day, otherwise on the next Business Day; provided that a hard copy of such notice is also sent pursuant to
(c) or (d) below and provided further that the transmission is shown as complete by electronic verification; (c) if by overnight courier, next Business Day delivery guaranteed, on the next Business Day on which delivery is guaranteed after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail, postage prepaid, in a manner that permits the U.S. Postal Service to track the communication.

     11.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Loan (and each part thereof), regardless of any investigation made by or on behalf of Lender.

     11.3 Governing Law and Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PRINCIPLES. BORROWER CONSENTS TO PERSONAL JURISDICTION BEFORE THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE. BORROWER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN NEW CASTLE COUNTY, DELAWARE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS CREATED HEREUNDER OR ANY OF THE LOAN DOCUMENTS AND FURTHER WAIVES ANY CLAIM THAT NEW CASTLE COUNTY, DELAWARE IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS ON BORROWER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO BORROWER AT THE ADDRESS LISTED FOR BORROWER IN SCHEDULE 1. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN CONNECTION WITH ANY ACTION OR SUIT RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     11.4 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

     11.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This
Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower and Lender. The parties agree that any copy of this Agreement or any Loan Documents signed by the parties who are signatories, and transmitted by telecopier or otherwise for delivery to Lender, shall be admissible in evidence as the original itself in any judicial, bankruptcy or administrative proceeding, whether or not the original is in existence.

     11.6 Lender Not Fiduciary. Lender has no fiduciary relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

     11.7 Entire Agreement. This Agreement, including the Exhibits, Schedules, and addenda, and the other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto with respect to the Loan, supersedes all prior agreements and understandings between the parties whether written or oral relating to the Loan provided for hereunder, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties; provided, however, that nothing in this Agreement shall be deemed to be inconsistent with the parties' obligations under the Plan. There are no oral agreements between Lender and Borrower. This Agreement may be modified or changed only in a writing executed by Lender and Borrower.

     11.8 Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only. Section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

     11.9 Time. Time is of the essence as to all Obligations of Borrower pursuant to this Agreement.

     11.10 Incorporation. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement. Such Exhibits and Schedules are incorporated herein as if fully set out in this Agreement.

     11.11 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

                            {Signature Page Follows}

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date set forth above.

                             BORROWER:

                             FEDERAL-MOGUL ASBESTOS
                             PERSONAL INJURY TRUST



                             By:  _______________________________
                                  Name:  Edward D. Robertson, Jr.
                                  Title:  Trustee



                             By:  _______________________________
                                  Name:  Stephen M. Snyder
                                  Title:  Trustee



                             By:  _______________________________
                                  Name:  Kirk Watson
                                  Title:  Trustee

                             LENDER:

                             THORNWOOD  ASSOCIATES   LIMITED    PARTNERSHIP,   a
                             Delaware limited partnership

                             By: Barberry Corp., its general partner



                               By:  _______________________________
                                    Name:  Edward E. Mattner
                                    Title:  Authorized Signatory

                                   Schedule 1
                                     Notices

LENDER:
-------

Thornwood Associates Limited Partnership
White Plains Plaza
445 Hamilton Avenue - Suite 1210
White Plains, NY 10601
Telephone: (212) 702-4300
Facsimile: (212) 750-5815
Attention: Edward E. Mattner

With a copy to:
--------------

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153
Telephone: (212) 702-4388
Facsimile: (212) 688-1158
Attention: Marc Weitzen, Esq.


BORROWER:
---------

Federal-Mogul Asbestos Personal Injury Trust
c/o ARPC, Executive Director
1220 19th Street NW
Suite 700
Washington, DC 20036
ATTN: John Brophy
Telephone:  (202) 721-0925
Facsimile:  (202) 797-3619

With a copy to:
--------------

Stanley Levine
Campbell & Levine LLC
1700 Grant Building
Pittsburgh, PA 15219
Telephone:  (412) 261-0310
Facsimile:  (412) 261-5066

                                                                       EXHIBIT A
                                                                       ---------

                            FEDERAL-MOGUL CORPORATION

                                IRREVOCABLE PROXY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Thornwood Associates Limited Partnership and Edward E. Mattner, or any one of them, with full power of substitution, as the undersigned's attorney-in-fact and proxy and in the undersigned's name, place and stead, to vote at any regular, annual, or special meeting of the stockholders of Federal-Mogul Corporation, a Delaware corporation (the "Company"), held during the term of that certain Loan, Security and Pledge Agreement (the "Agreement") dated as of [DATE], between the undersigned and Lender and certain other parties, that number of shares of common stock of the Company as set forth opposite the undersigned's name below, with all the powers the undersigned would possess if personally present at such meeting.

     This Proxy shall be effective only upon the occurrence and continuation of an Event of Default (as defined in the Agreement).

     The undersigned hereby states and acknowledges that this Proxy is coupled with an interest, and was granted for the consideration stated in the Agreement and cannot be lawfully revoked or limited in any respect whatsoever (including the bankruptcy of the undersigned), except as provided in the Agreement. This Proxy shall be binding upon any transferee or assignee of any stock of the Company standing in the name of the undersigned at any time prior to the expiration date of this Proxy and the sale, assignment, pledge, transfer or other disposition of such stock standing in the name of the undersigned shall not revoke or in any way limit the authority herein granted to said attorney and proxy, except as otherwise expressly provided in the Agreement.

     The undersigned hereby revokes all proxies heretofore granted by it with respect to any and all Pledged Class B Stock (as defined in the Agreement) owned by it.

     The undersigned hereby ratifies and confirms all that said attorney and proxies or their substitute or substitutes may lawfully do or cause to be done by virtue hereof and in accordance with the provisions of the Agreement.

     By accepting and acting under this Proxy, the said proxies agree to be bound by and to perform all the provisions of the Agreement with respect to the performance of their functions and duties as proxies hereunder.

Dated: [DATE]

No. of Shares: 6,958,333

                                    BORROWER:

                                    FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST



                                    By:  _______________________________
                                         Name:  Edward D. Robertson, Jr.
                                         Title:  Trustee



                                    By:  _______________________________
                                         Name:  Stephen M. Snyder
                                         Title:  Trustee



                                    By:  _______________________________
                                         Name:  Kirk Watson
                                         Title:  Trustee

                                    EXHIBIT E
                     Form of Promissory Note for Bridge Loan
                     ---------------------------------------


                                                              New York, New York
$125,000,000.00                                                           [DATE]

     FOR VALUE RECEIVED, the FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST, a Delaware statutory trust ("Maker"), promises to pay to THORNWOOD ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Payee"), in lawful money of the United States of America, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000.00) in the manner provided below.

                                    ARTICLE I
                                    PAYMENTS

     1.1 Repayment of Principal. The principal amount of this Note shall be due and payable on [INSERT DATE] (the "Maturity Date").

     1.2 Manner of Payment. Unless otherwise agreed to in writing by the Payee and except as specified in Section 2.2 of the Loan Agreement (defined below), all payments of principal on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal on this Note is due on a day that is not a Business Day (defined below), such payment shall be due on the next succeeding Business Day. A "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Delaware.

     1.3 Security. All obligations of Maker hereunder shall be secured pursuant to the terms of that certain Loan, Security and Pledge Agreement by and between Maker and Payee of even date herewith (the "Loan Agreement"). Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement. All terms of this Note and the repayment hereof shall be subject to the terms, representations, warranties, covenants and agreements set forth in the Loan Agreement.

                                   ARTICLE II
                                    DEFAULTS

     2.1 Events of Default. The occurrence and continuance of any one or more of the events set forth in Section 7 of the Loan Agreement shall constitute an event of default hereunder (each an "Event of Default").

     2.2 Notice by Maker. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Payee or cured), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights to retain the Pledged Class B Stock as the owner thereof without further action.

                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

     3.2 Notices. All notices and other communications required or permitted under this Agreement shall be delivered in the manner specified in the Loan Agreement.

     3.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

     3.4 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     3.5 Parties in Interest; Third Party Beneficiaries. This Note shall bind Maker and its successors and assigns. This Note may be assigned or transferred by Payee in whole without the express prior written consent of Maker. Except for the Payee and the Maker, this Note is not intended to, and shall not, confer any rights or remedies on any person or entity whatsoever.

     3.6 Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                    FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST



                                    By:  _______________________________
                                         Name:  Edward D. Robertson, Jr.
                                         Title: Trustee



                                    By:  _______________________________
                                         Name:  Stephen M. Snyder
                                         Title: Trustee



                                    By:  _______________________________
                                         Name:  Kirk Watson
                                         Title: Trustee